Exhibit 99.3

PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

Davis Petroleum Acquisition Corp.

Please Vote by Mail

* MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided prior to [●].

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò Please detach here ò

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

		For	Against	Abstain

1.
Proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of February 10, 2016, as it may be amended from time to time, by and among Yuma Energy, Inc., Yuma Delaware Merger Subsidiary, Inc., and Yuma Merger Subsidiary, Inc., and Davis Petroleum Acquisition Corp., and the transactions contemplated thereby.
		☐	☐	☐

		For	Against	Abstain

2	Proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve Proposal 1 above.	☐	☐	☐

		For	Against	Abstain

NOTE: In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting or any adjournment or adjournments thereof.

Please indicate if you plan to attend this meeting:	Date:

Signature(s) in Box

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SPECIAL MEETING OF STOCKHOLDERS

[●], 2016
[●] a.m., Local Time

Davis Petroleum Acquisition Corp.
1330 Post Oak Blvd., Suite 600
Houston, Texas  77056

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints GREGORY P. SCHNEIDER and SUSAN J. DAVIS, and each of them, with power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of Davis Petroleum Acquisition Corp. common stock and/or preferred stock which the undersigned would be entitled to vote, if personally present at the Special Meeting of Stockholders of Davis Petroleum Acquisition Corp. to be held at the Company’s principal executive offices, 1330 Post Oak Blvd., Suite 600, Houston, Texas  77056 at [●] a.m. local time on [●], 2016 and at any adjournments thereof, with all powers the undersigned would possess if present at such meeting on the matters set forth on the reverse side hereof and on all other matters properly coming before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of our Board of Directors below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, AND “FOR” ANY PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT.